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                                HOTJOBS.COM, LTD.
















401(K) PLAN AND TRUST

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SUMMARY PLAN DESCRIPTION



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                                TABLE OF CONTENTS

I.  INTRODUCTION TO YOUR PLAN                                                                       1

   A.  GENERAL INTRODUCTION                                                                         1

   B.  MAJOR PLAN PROVISIONS                                                                        3


II.  GENERAL INFORMATION ABOUT YOUR PLAN                                                            7

   A.  THE EMPLOYER                                                                                 7

   B.  THE PLAN                                                                                     7

   C.  THE TRUSTEE                                                                                  7

   D.  THE PLAN ADMINISTRATOR                                                                       8


III.  PARTICIPATION IN YOUR PLAN                                                                    9

   A.  ENTRY DATE                                                                                   9

   B.  ELIGIBILITY REQUIREMENTS                                                                     9

   C.  YEAR OF SERVICE                                                                              9


IV.  CONTRIBUTIONS TO YOUR PLAN                                                                    11

   A.  PLAN CONTRIBUTIONS                                                                          11
      1.  VOLUNTARY SALARY DEFERRAL CONTRIBUTIONS                                                  11
      2.  EMPLOYER MATCHING CONTRIBUTIONS                                                          11
      3.  EMPLOYER OPTIONAL CONTRIBUTIONS                                                          11
      4.  COMPENSATION                                                                             12
      5.  TRANSFERS FROM QUALIFIED PLANS (ROLLOVERS)                                               12


V.  BENEFITS UNDER YOUR PLAN                                                                       13

   A.  DISTRIBUTION OF BENEFITS UPON NORMAL RETIREMENT                                             13

   B.  DISTRIBUTION OF BENEFITS UPON EARLY RETIREMENT                                              13

   C.  DISTRIBUTION OF BENEFITS UPON LATE RETIREMENT                                               13

   D.  DISTRIBUTION OF BENEFITS UPON DEATH                                                         14

   E.  DISTRIBUTION OF BENEFITS UPON DISABILITY                                                    15

   F.  VESTING IN YOUR PLAN                                                                        15



HotJobs.com, Ltd. 401(k) Plan

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
   G.  DISTRIBUTIONS TO TERMINATED EMPLOYEES OTHER THAN DUE TO DEATH, DISABILITY OR RETIREMENT     16

   H.  BENEFIT PAYMENT OPTIONS                                                                     16

   I.  DOMESTIC RELATIONS ORDER                                                                    16

   J.  PENSION BENEFIT GUARANTY CORPORATION                                                        17


VI. TOP HEAVY RULES UNDER YOUR PLAN                                                                18

   A.  EXPLANATION OF TOP HEAVY RULES                                                              18


VII.  CLAIMS BY PARTICIPANTS AND BENEFICIARIES                                                     19

   A.  CLAIMS PROCEDURES                                                                           19


VIII.  STATEMENT OF ERISA RIGHTS                                                                   20

   A.  EXPLANATION OF YOUR ERISA RIGHTS                                                            20


IX.  AMENDMENT AND TERMINATION OF YOUR PLAN                                                        22

   A.  AMENDMENT                                                                                   22

   B.  TERMINATION                                                                                 22


X.  HARDSHIP DISTRIBUTIONS                                                                         23


A.  GENERAL                                                                                        23


XI.  LOANS                                                                                         24

   A.  GENERAL                                                                                     24


HotJobs.com, Ltd. 401(k) Plan


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                          HOTJOBS.COM, LTD. 401(K) PLAN
                            SUMMARY PLAN DESCRIPTION


I - INTRODUCTION TO YOUR PLAN


    A.   GENERAL INTRODUCTION

         HotJobs.com, Ltd. has installed a 401(k) Plan. This Plan is for the exclusive benefit of eligible employees and their beneficiaries.

         The purpose of this Plan is to reward eligible employees for long and loyal service by providing them with retirement benefits. When you retire, you will be eligible to receive the value of the amounts which have accumulated in your account.

         However, the Plan does not give any Participant or other employee any right of employment or interfere with the right of your Employer to discharge any Participant or other employee.

         HotJobs.com, Ltd. will submit this Plan to the Internal Revenue Service for approval. The Internal Revenue Service will issue a "determination letter" approving this Plan as a "qualified" retirement plan, if this Plan meets specific legal requirements.

         This Summary Plan Description is a brief description of your Plan and your rights, obligations, and benefits under that Plan. Some of the statements made in this Summary Plan Description are dependent upon this Plan being "qualified" under the provisions of the Internal Revenue Code. This Summary Plan Description is not meant to interpret, extend, or change the provisions of your Plan in any way. THE PROVISIONS OF YOUR PLAN MAY ONLY BE DETERMINED ACCURATELY BY READING THE ACTUAL PLAN DOCUMENT.


HotJobs.com, Ltd. 401(k) Plan

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         A copy of your plan is on file at your Employer's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. IN THE EVENT OF ANY DISCREPANCY BETWEEN THIS SUMMARY PLAN DESCRIPTION AND THE ACTUAL PROVISIONS OF THE PLAN, THE PLAN WILL GOVERN.

         This Summary Plan Description is designed to give the reader a quick overview of the major provisions of the plan and then a more detailed description of how the plan operates. Section B of the Introduction provides the Major Plan Provisions. The remaining Articles give a more detailed description on how the plan operates. The Major Plan Provisions section will be referred to in other parts of the Summary Plan Description.

         For a summary of the major provisions of the Plan, read the following section (B).

         We have tried to keep this Plan Description as straightforward as possible. If you have any questions regarding either your Plan or this Summary Plan Description, please contact your Plan Administrator.


HotJobs.com, Ltd. 401(k) Plan

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    B.   MAJOR PLAN PROVISIONS


    1.   ENTRY DATE

         For Employer Matching Contribution and Salary Deferral Contribution purposes only, if you were hired on or before January 1, 1999, you may enter the Plan immediately; otherwise, you will be eligible to enter the Plan as of the first day of the Plan Year quarter coincident with or next following the date on which the Eligibility Requirements are met.

         For Employer Optional Contribution purposes, all Employees will be eligible to enter the Plan as of the first day of the Plan Year quarter coincident with or next following the date on which the Eligibility Requirements are met.

    2.   ELIGIBILITY REQUIREMENTS

         Attainment of age twenty-one and the completion of one year of service.

    3.   VOLUNTARY SALARY DEFERRAL CONTRIBUTION

         Effective July 1, 1999, you may elect to defer up to 15% of your compensation or the maximum dollar amount imposed by the Internal Revenue Service. You may change the amount you defer as of the first pay period of January, April, July or October; but, in case of an emergency, you may stop contributing at any time and resume on any future entry date.

         In addition to the foregoing, you may implement a Salary Deferral Agreement to provide for a single lump sum voluntary salary deferral during any month in which a bonus is paid, in lieu of, or in addition to, any other Salary Deferral Agreement.

    4.   EMPLOYER MATCHING CONTRIBUTION

         Effective July 1, 1999. the employer matching contribution will be fifty cents ($.50) for each one dollar ($1.00) deposited to your Voluntary Salary Deferral Account. Matching contributions will be made on the first 6% of compensation.


HotJobs.com, Ltd. 401(k) Plan

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    5.   EMPLOYER OPTIONAL CONTRIBUTION

         Each year the Employer, at its sole discretion, shall determine the amount of Employer contribution to be allocated to each group of employees. The first group of employees are Owners of the Employer, excluding their spouses; the second group of employees includes all other Highly Compensated Employees; and the third group of employees includes all those who are not in the first or second groups. Each groups' contribution shall be allocated within the group by applying the formula (A/B) x C. A is the eligible Participant's compensation for the year, B is the total compensation of all eligible Participants for the year for that particular group of employees and C is the total Employer Contribution for that group of employees. Any forfeitures shall used to reduce Employer Contributions.

    6.   DEFINITION OF COMPENSATION

         A participant's total non-deferred compensation reportable for federal income tax purposes which is received from the Employer during the Plan Year and which is determined before reduction for any contributions under Code Sections 125, 402(a)(8), 402(h)(1)(B) and 403(b); provided, however, that for any self-employed individual, compensation shall mean his Earned Income.

         During a participant's initial year of participation in the plan, compensation paid or accrued prior to his date of participation shall be disregarded.

    7.   TRANSFERS FROM QUALIFIED PLANS (ROLLOVERS)

         Rollovers from or to other plans are permitted.

    8.   NORMAL AND EARLY RETIREMENT DATE

         First day of the month coincident with or next following the attainment of Normal or Early Retirement Age.

    9.   NORMAL RETIREMENT AGE

         Attainment of the later of age sixty-five (65) or the fifth (5th) anniversary of your commencement of plan participation.

    10.  EARLY RETIREMENT AGE

         Attainment of the later of age fifty-five (55) or the sixth (6th) anniversary of your employment commencement date.


HotJobs.com, Ltd. 401(k) Plan

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    11.  DISTRIBUTION OF BENEFITS UPON DEATH

         Your spouse (or other designated beneficiary(ies)) will be entitled to 100% of your account balance upon your death.

    12.  DISTRIBUTION OF BENEFITS UPON DISABILITY

         You will be entitled to 100% of your account balance upon becoming disabled.

    13.  VESTED PERCENTAGE OF ACCOUNT BALANCE

         You will always be 100% vested in your Voluntary Salary Deferral Account. Your "vested percentage" in your Employer Matching and Optional Contribution Accounts is determined under the following schedule:


                YEARS OF SERVICE          VESTED PERCENTAGE
                ----------------          -----------------
              less than 2 years                 0%
              2 but less than 3 years          20%
              3 but less than 4 years          40%
              4 but less than 5 years          60%
              5 but less than 6 years          80%
              6 years or more                 100%


    14. DISTRIBUTIONS TO TERMINATED EMPLOYEES OTHER THAN DUE TO DEATH, DISABILITY OR RETIREMENT (CASH-OUT)

         Distributions from your Account(s) will be made as soon as administratively possible following the end of the plan year quarter in which you terminate employment.

    15.  BENEFIT PAYMENT OPTIONS

         Benefits shall be paid in the form of a single lump sum payment.

    16.  HARDSHIP DISTRIBUTIONS

         This plan provides for a distribution to a Participant from his Voluntary Salary Deferral Contribution Account because of an immediate and heavy financial need of a Participant.

    17.  LOANS

         Loans are permitted under this Plan.


HotJobs.com, Ltd. 401(k) Plan

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    18.  PLAN INVESTMENT OPTIONS

         Your plan allows you to choose the type of investment fund into which your Contributions will be invested. Your plan trustees have selected the funds into which your accounts may be invested. You may choose where your monies are invested at any time up to twelve (12) times a year.


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II - GENERAL INFORMATION ABOUT YOUR PLAN


    There is certain general information you need to know about your Plan. This information has been summarized in this section.

    A.   THE EMPLOYER

         Name:    HotJobs.com, Ltd.
         Address: 24 West 40th Street, 14th Floor
                  New York, New York 10018

         Telephone Number: (212) 302-0060

         Employer Identification Number: 13-3931821

    B.   THE PLAN

         Name: HotJobs.com, Ltd. 401(k) Plan
         Plan Number:  001
         Type Of Plan:  401(k) Profit Sharing Plan
         Effective Date of the Plan: January 1, 1999

    Your Plan's records are maintained on a twelve-month period of time, known as the Plan Year. The Plan Year begins on January 1 and ends on December 31.

    C.   THE TRUSTEE

         Names:    Richard Johnson
         Address:  24 West 40th Street, 14th Floor
                   New York, New York 10018

    The Plan Trustee has been designated to hold and invest Plan Assets for the benefit of you and other Plan participants.


HotJobs.com, Ltd. 401(k) Plan

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    D.   THE PLAN ADMINISTRATOR

         Name:    HotJobs.com, Ltd.
         Address: 24 West 40th Street, 14th Floor
                  New York, New York 10018

         Telephone Number: (212) 302-0060

    The Plan Administrator keeps the records for the Plan and is responsible for the administration of the Plan. The Plan Administrator will also answer any questions you may have about your Plan. The Plan's agent for service of legal process is the Plan Administrator.


HotJobs.com, Ltd. 401(k) Plan

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III - PARTICIPATION IN YOUR PLAN


    Before you become a member or a "participant" in the Plan, there are certain eligibility and participation rules which you must meet. These rules are explained in this section.

    A.   ENTRY DATE

         Upon satisfaction of the eligibility requirements, participation in the plan will begin on the date specified at Article I, Section B, Item 1 of the Major Plan Provisions (hereafter, abbreviated to I.B.1).

    B.   ELIGIBILITY REQUIREMENTS

         The eligibility requirements are as outlined at I.B.2 of the Major Plan Provisions.

         You must be employed by an adopting Employer or on an authorized leave of absence.

         There are certain employees who will not be eligible to participate in your plan. These employees are:

              a) employees whose employment is governed by a collective bargaining agreement.

              b)   leased employees.

              c)   non-resident aliens.

    C.   YEAR OF SERVICE

         The term "Year of Service" is used throughout this Summary Plan Description and throughout your Plan. A Year of Service for eligibility purposes is defined as follows:

         You will have completed a Year of Service if, at the end of your first twelve consecutive months of employment with your Employer, you have been credited with at least 1,000 Hours of Service.


HotJobs.com, Ltd. 401(k) Plan

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         If you have not been credited with at least 1,000 Hours of Service by the end of your first twelve consecutive months of employment, you will have completed a Year of Service at the end of any following Plan Year during which you were credited with at least 1,000 Hours of Service.

         An "Hour of Service" has a special meaning for Plan purposes. You will be credited with an Hour of Service for each hour for which you are directly or indirectly paid or entitled to payment. You may also receive credit for a limited number of hours of service if you are on leave, which may be an absence due to pregnancy, birth of a child or adoption of a child.

         If during any Plan Year, you are not credited with more than five hundred (500) hours of service, a "break in service" will occur.

         THE ABOVE IS A VERY GENERAL SUMMARY OF PLAN PROVISIONS. THE RULES FOR COMPUTING CREDITED SERVICE ARE COMPLICATED AND DEPEND UPON THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SITUATION. PLEASE CONTACT THE PLAN ADMINISTRATOR IF YOU HAVE ANY QUESTIONS RELATING TO THE CALCULATION OF CREDITED SERVICE OR PARTICIPATION IN THE PLAN.


HotJobs.com, Ltd. 401(k) Plan

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IV - CONTRIBUTIONS TO YOUR PLAN


    A.   PLAN CONTRIBUTIONS


    1.   VOLUNTARY SALARY DEFERRAL CONTRIBUTIONS

         You may elect to allow the Employer to reduce your Compensation by an amount specified in I.B.3 of the Major Plan Provisions and to have such amount deposited to the Plan as Voluntary Salary Deferral Contributions. You must file a written election form with the Plan Administrator prior to the date that you elect to make the Voluntary Salary Deferral Contribution specifying the portion of your compensation that is to be contributed to the Plan. The portion contributed will be deposited to your Voluntary Salary Deferral Contribution Account. Your election will remain in effect unless a new election is filed with the Plan Administrator.

    2.   EMPLOYER MATCHING CONTRIBUTIONS

         The employer will make a Matching Contribution which will be equal to the amount specified in I.B.4 of the Major Plan Provisions which will be deposited to your Matching Contribution Account. The Employer will not contribute any Matching Contributions with respect to the basic contributions you elect in excess of the percentages, if any, specified in I.B.4 of the Major Plan Provisions.

    3.   EMPLOYER OPTIONAL CONTRIBUTIONS

         As a participant, you will share in your Employer's Optional Contribution for any Plan Year if you:

              a)   die during the Plan Year;

              b)   attain retirement age or become disabled during the Plan
                   Year;

              c) are employed on the last day of the Plan Year and have completed a Year of Service during the Plan Year.


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         Each year, your Employer's Optional Contribution, if any, will be placed into a trust fund for the benefit of Plan participants. The Trustee of your Plan will then establish and maintain a separate account for you and all other participants into which the contributions will be placed. This is referred to as your Employer Optional Contribution Account.

         Any Employer Optional Contribution will be "allocated" or divided among participants eligible to share in the contribution for the Plan Year as outlined under I.B.5 of the Major Plan Provisions.

         Your share of the gains and losses on the investments of the trust shall be credited to your Employer Optional Contribution Account no less frequently than as of the last day of each Plan Year.

    4.   COMPENSATION

         For the purpose of your Plan, compensation has a special meaning as defined in the Major Plan Provisions under I.B.6. The Plan, by law, cannot recognize compensation in excess of $160,000. This amount will be adjusted for cost of living increases.

    5.   TRANSFERS FROM QUALIFIED PLANS (ROLLOVERS)

         Your plan provides for transfers. You may be permitted to deposit into your plan distributions you have received from other plans. Such a deposit is called a "rollover" and may result in tax savings to you. You should consult a qualified counsel to determine if a rollover is in your best interest. Your rollover will be placed in a separate account called a "rollover account".

         You will always be 100% vested in your "rollover account". This means that you will always be entitled to all of your rollover contributions. Rollover contributions will be affected by any investment gains or losses.


HotJobs.com, Ltd. 401(k) Plan

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V - BENEFITS UNDER YOUR PLAN


    As a participant, you will be eligible for benefits under your Plan at the following times:

    A.   DISTRIBUTION OF BENEFITS UPON NORMAL RETIREMENT

         Your Normal Retirement Date is the date specified at I.B.6 of the Major Plan Provisions.

         At your Normal Retirement Age, which is as specified at I.B.7 of the Major Plan Provisions, you will be 100% vested in your account balance. If you have terminated employment and elected not to defer benefit payments, payment of your benefits may begin within sixty (60) days following the close of the Plan Year in which you reach Normal Retirement Age.

    B.   DISTRIBUTION OF BENEFITS UPON EARLY RETIREMENT

         Your plan provides for early retirement. The early retirement age is as specified in I.B.10 of the Major Plan Provisions.

         At your Early Retirement Age, you will be 100% vested in your account balance. If you have terminated employment and elected not to defer benefit payments, payment of your benefits may begin within sixty (60) days following the close of the Plan Year in which you reach Early Retirement Age.

    C.   DISTRIBUTION OF BENEFITS UPON LATE RETIREMENT

         If you work past your Normal Retirement Date, your Late Retirement Date is the actual day you leave employment.

         On your Late Retirement Date, you will be 100% vested in your account balance. Payments of your Late Retirement benefits may begin, if you elect not to defer such payment, within sixty (60) days following the close of the Plan Year after your Late Retirement Date.


HotJobs.com, Ltd. 401(k) Plan

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    D.   DISTRIBUTION OF BENEFITS UPON DEATH

         Your beneficiary will be entitled to 100% of your account balance upon your death.

         The Plan Administrator may elect to purchase life insurance on your behalf with a portion of your Employer's contribution. Any life insurance purchased shall be used to provide a death benefit for your beneficiary.

         If a life insurance policy is purchased on your behalf with a portion of your Employer's contribution made to your account, your account will be reduced by the amount of the premiums and credited with any policy dividends.

         Payments of your death benefits may begin within sixty (60) days following the close of the Plan Year in which you die.

         If you are married at the time of your death, unless you otherwise elect in writing on the beneficiary designation form furnished to you by the Plan Administrator, your spouse will be the beneficiary of 100% of the death benefit.

         HOWEVER, IF YOU WISH TO DESIGNATE A BENEFICIARY FOR YOUR DEATH BENEFIT OTHER THAN YOUR SPOUSE, YOUR SPOUSE MUST IRREVOCABLY CONSENT TO WAIVE ANY RIGHT TO THE DEATH BENEFIT. YOUR SPOUSE'S CONSENT MUST BE IN WRITING, BE WITNESSED BY A NOTARY OR A PLAN REPRESENTATIVE, AS REQUIRED ON THE BENEFICIARY DESIGNATION FORM, AND ACKNOWLEDGE THE SPECIFIC NONSPOUSE BENEFICIARY.

         If however,

              a) your spouse has validly waived any right to the death benefit in the manner outlined above,

              b)   your spouse cannot be located, or

              c)   you are not married at the time of your death,


HotJobs.com, Ltd. 401(k) Plan

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         then your death benefit will be paid to the beneficiary of your own choosing in a single lump sum. You may designate such beneficiary on a beneficiary designation form provided by the Plan Administrator. If you change your designation, your spouse must again consent to the change.

         Since your spouse participates in these elections and has certain rights in the death benefit, you should immediately report any change in your marital status to the Plan Administrator.

    E.   DISTRIBUTION OF BENEFITS UPON DISABILITY

         If you become disabled while a participant, you will be entitled to 100% of your account balance. Payment of your disability benefits may begin no later than sixty (60) days after the end of the Plan Year in which you become disabled.

         Under the Plan, a participant is deemed to be totally disabled if he is rendered unable to engage in his usual and customary activities or in any comparable activity by reason of any physical or mental impairment which can be expected to result in death or be of long-continued and indefinite duration. Receipt of social security disability benefits shall be conclusive evidence of disability. Disability may also be proven by way of independent medical opinion.

    F.   VESTING IN YOUR PLAN

         Your "vested percentage" in your Employer Matching and Employer Optional Accounts is determined under the schedule provided under I.B.13 of the Major Plan Provisions and is based on vested Years of Service. You will always, however, be 100% vested in your Voluntary Salary Deferral Contribution Account, and you will be 100% vested upon your Normal, Early or Late Retirement Age.

          A forfeiture of your nonvested amount of Employer Matching and Optional Accounts will not occur until the participant from whose account such amounts are taken shall have incurred five consecutive one (1) year breaks in service or, if earlier, the participant receives a "cash-out" distribution in accordance with Article V.G. below.

          You will have completed a Year of Service for vesting purposes if you are credited with 1,000 Hours of Service during a Plan Year, even if you were not employed on the first or last day of the Plan Year.


HotJobs.com, Ltd. 401(k) Plan

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    G.   DISTRIBUTIONS TO TERMINATED EMPLOYEES OTHER THAN DUE TO DEATH,
         DISABILITY OR RETIREMENT

         Your plan provides for a "cash-out" distribution, which is a distribution to a participant whose employment has been terminated for reasons other than death, disability, or retirement. The distribution will begin as specified at I.B.14 of the Major Plan Provisions.

    H.   BENEFIT PAYMENT OPTIONS

         The Plan Administrator will direct the Trustee to pay your benefits to you according to one or more of the options specified at I.B.15 of the Major Plan Provisions.

         GENERALLY, WHENEVER A DISTRIBUTION OR PAYMENT IS TO BE MADE TO YOU ON OR BEFORE AN ANNIVERSARY DATE, IT MAY BE POSTPONED FOR A PERIOD UP TO 180 DAYS, AT THE PLAN ADMINISTRATOR'S DISCRETION; HOWEVER, IN NO EVENT MAY A DISTRIBUTION AS A RESULT OF NORMAL OR LATE RETIREMENT BEGIN LATER THAN THE 60TH DAY AFTER THE CLOSE OF THE PLAN YEAR IN WHICH THE LATEST OF THE FOLLOWING EVENTS OCCURS:

              1) the date on which you reach the age of 65 or your Normal Retirement Age

              2)   the date you terminated employment with your Employer.

         Regardless of whether you elect to delay the receipt of benefits, if you own more than five percent (5%) of the outstanding shares of stock in the Employer, there are other rules which generally require minimum payments to begin no later than the April 1st following the year in which you reach age seventy and one-half (70 1/2). If you own less than five percent (5%) of the outstanding shares of stock in the Employer, you will not be required to receive a minimum distribution.

    I.   DOMESTIC RELATIONS ORDER

         As a general rule, your interest in your account may not be alienated. This means that your interest may not be sold, used as collateral for a loan, given away or otherwise transferred. In addition, your creditors may not attach, garnish or otherwise interfere with your account.

         There is an exception, however, to this general rule. The Plan Administrator may be required by law to recognize obligations you incur as a result of court ordered child support or alimony payments.

The Plan

HotJobs.com, Ltd. 401(k) Plan

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         Administrator must honor a "qualified domestic relations order." A
         "qualified domestic relations order" is defined as a decree or order issued by a court that obligates you to pay child support or alimony, or otherwise allocates a portion of your assets in the Plan to your spouse, former spouse, child or other dependent.

         If a qualified domestic relations order is received by the Plan Administrator, all or a portion of your benefits may be used to satisfy the obligation. The Plan Administrator will determine the validity of any domestic relations orders he receives.

    J.   PENSION BENEFIT GUARANTY CORPORATION

         Benefits provided by your Plan are NOT insured by the Pension Benefit Guaranty Corporation (PBGC) under Title IV of the Employee Retirement Income Security Act of 1974 because the insurance provisions under ERISA are not applicable to your Plan.


HotJobs.com, Ltd. 401(k) Plan

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VI - "TOP HEAVY RULES" UNDER YOUR PLAN

    A.   EXPLANATION OF "TOP HEAVY RULES"

         A 401(k) Plan that primarily benefits "key employees" is called a "top heavy plan." A Plan is a "top heavy plan" when more than 60% of the contributions or benefits have been allocated to key employees.

         Each year, the Plan Administrator is responsible for determining whether your Plan is a "top heavy plan."

         If your Plan becomes top heavy in any Plan Year, then non-key employees may be entitled to certain "top heavy minimum benefits," and other special rules will apply. Among these top heavy rules are the following:

         1) Your Employer may be required to make a contribution equal to 3% of your compensation to your account.

         2) If you are a participant in more than one Plan, you may not be entitled to the minimum benefits under both Plans.


HotJobs.com, Ltd. 401(k) Plan

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VII - CLAIMS BY PARTICIPANTS AND BENEFICIARIES


    A.   CLAIMS PROCEDURE

         You or your beneficiaries may make a request for any Plan benefits to which you may be entitled. Any such request must be made in writing, and it should be made to the Plan Administrator.

         Your request for Plan benefits will be considered a claim for Plan benefits, and it will be subject to a full and fair review. If your claim is wholly or partially denied, the Plan Administrator will furnish you with a written notice of this denial. This written notice must be provided to you within a reasonable period of time (generally 60 days) after the receipt of your claim by the Plan Administrator.

         If your claim is denied, you may demand a review of your claim. Such a demand for review must be made within ninety (90) days of the denial of your claim.

         The review will be made, at your written request, by the Trustee, legal counsel and the Plan Administrator. You will have access to all pertinent documents and may submit written or oral arguments to the reviewing group. A decision on the review must be made within thirty
         (30) days of the request for review, and if the claim is again denied, the decision must be in writing, state the reasons for the denial, and include specific reference to the pertinent plan provisions on which the decision was based.


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VIII - STATEMENT OF ERISA RIGHTS


    A.   EXPLANATION OF YOUR ERISA RIGHTS

         As a Participant in this Plan you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, also called ERISA. ERISA provides that all Plan participants will be entitled to:

         1) examine, without charge, all Plan documents, including insurance contracts, collective bargaining agreements and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

         This examination may take place at the Plan Administrator's office and at other specified locations such as worksites and union halls. (See the Article in the Summary entitled "GENERAL INFORMATION ABOUT YOUR PLAN.")

         2) obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The Plan Administrator may make a reasonable charge for the copies.

         3) receive a summary of the Plan's annual financial report. The Plan Administrator is required by law to furnish participants with a copy of this summary annual report.

         4) obtain a statement telling you whether you have a right to receive a pension at Normal Retirement Age and, if so, what your benefits would be at Normal Retirement Age if you stop working under the Plan now. If you do not have a right to a pension, the statement will tell you how many years you have to work to get a right to a pension. THIS STATEMENT MUST BE REQUESTED IN WRITING AND IS NOT REQUIRED TO BE GIVEN MORE THAN ONCE A YEAR. The Plan must provide the statement free of charge.


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         In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate your Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union, or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

         If your claim for a pension benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan Administrator review and reconsider your claim. (See the Article in this Summary entitled "CLAIMS BY PARTICIPANTS AND BENEFICIARIES.")

         Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

         If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

         If the Plan's fiduciaries misuse the Plan's money or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees if, for example, it finds your claim is frivolous.

         If you have any question about this statement, or about your rights under ERISA, you should contact the nearest Area Office of the U.S. Labor-Management Services Administration, Department of Labor.


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IX - AMENDMENT AND TERMINATION OF YOUR PLAN


    A.   AMENDMENT

         Your Employer has the right to amend your Plan at any time. In no event, however, will any amendment:

         1) authorize or permit any part of the Plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries;

         2) cause any reduction in the amount previously credited to your account; or

         3) cause any part of the Plan assets to revert to the Employer.

    B.   TERMINATION

         Your Employer has the right to terminate the Plan at any time. Upon termination, all amounts credited to your accounts will become 100% vested. Your Employer shall direct that benefits be distributed to you.

         A complete discontinuance of contributions by your Employer will constitute a termination.


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  X.  HARDSHIP DISTRIBUTIONS


    A.   GENERAL

         A distribution may be made to a Participant from his Voluntary Salary Deferral Contribution Account at any time provided that the distribution is made on account of an immediate and heavy financial need of the Participant. The distribution must not exceed the amount of the immediate and heavy financial need and the need cannot be satisfied from other resources that are reasonably available to the Participant.

         The determination as to the existence of a heavy and immediate financial need shall be made by the Plan Administrator on the basis of all relevant facts and circumstances. A distribution will be deemed to be on account of an immediate and heavy financial need of the Participant, if the distribution is made on account of:

         1.   medical expenses for the participant, spouse, or dependents.

         2. purchase of principal residence (excluding mortgage payments) for the participant.

         3. payment of post-secondary tuition for participant, spouse, or dependents.

         4.   prevent eviction/foreclosure on participant's principal residence.

         5. any other circumstance which is deemed to be an immediate and heavy financial need by the Commissioner of the Internal Revenue Service through the publication of regulations, revenue rulings, notices, and other documents of general applicability.


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XI - LOANS


    A.   GENERAL

         You may apply to the Plan Administrator for a loan from your Account(s).

         Your application must be in writing on forms the Plan Administrator will provide for you. The Plan Administrator may also request that you provide additional information, such as financial statements, tax returns and credit reports. After considering your application, the Plan Administrator may, at his discretion, determine that you qualify for the loan. The Plan Administrator will inform the Trustee that you qualify. The Trustee may then review the Plan Administrator's determination and make a loan to you.

         There are several rules and requirements that apply for any loan. Generally, the rules include the following:

         a) Loans must be made available to all participants and their beneficiaries on a uniform and non-discriminatory basis.

         b) All loans must be adequately secured. You may use up to one-half of your vested account balance under the Plan as security for the loan.

         c) All loans must bear a reasonable rate of interest. The interest rate must be one a bank or other professional lender would charge for making a loan under similar circumstances.

         d) All loans must have a definite repayment period which provides for payments to be made not less frequently than quarterly and for the loan to be amortized on a level basis over a reasonable period of time, not to exceed five (5) years. However, if you use the loan to acquire your principal residence, you may repay the loan over a reasonable period of time that may be longer than five (5) years.


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         e) The amount the Plan may loan to you is limited by rules under the
         Internal Revenue Code. All loans, when added to the outstanding balance of all other loans from the Plan, will be limited to the lesser of:

              1) $50,000 reduced by the excess, if any, of your highest outstanding balance of loans from the Plan during the one-year period prior to the date of the loan on your current outstanding balance; or

              2)   1/2 of your vested account balance.

         f) Your spouse must consent to any loan before it can be made if you use your vested interest as security for the loan. This rule only applies if the vested interest used as security exceeds $5,000.


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    This is to certify that I have received a copy of the Summary Plan
Description for the HotJobs.com, Ltd. 401(k) Plan.

    I understand that, since benefits may be payable to my current or future spouse, my spouse should be given this Summary Plan Description to read.

    I further understand that should I have any questions regarding the plan provisions they should be directed to the Trustees of the Plan and if there is a discrepancy between this Summary Plan Description and the Plan document, the Plan document shall Govern.


-----------------------           ---------------------------
Date                              Signature of Employee



-----------------------
Print Name of Employee


HotJobs.com, Ltd. 401(k) Plan